Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation in this Registration Statement on Form S-1 of our report dated March 24, 2023, relating to the financial statements of Innovative Eyewear, Inc (the “Company”) appearing in the Annual Report on Form 10-K of the Company as of and for the years ended December 31, 2022 and 2021, and to the reference to us under the heading “Experts” in this Registration Statement.

/s/ Cherry Bekaert LLP

Tampa, Florida

May 26, 2023